                                                                EXHIBIT 10.2


                          STOCK PURCHASE AGREEMENT
                          ------------------------

THIS STOCK PURCHASE AGREEMENT ("Agreement"), made and entered into effective as of the 28 day of February, 2005, by and among DIGITAL ANGEL
CORPORATION, a Delaware corporation ("Buyer"); and LASSE NORDFJELD, who holds Shares under LANO Holding ApS ("L. Nordfjeld") and TORSTEN NORDFJELD, who holds Shares as an individual and holds Bonds (as defined below) under LATO Aps ("T. Nordfjeld") (L. Nordfjeld and T. Nordfjeld shall be collectively referred to herein as the "Management Shareholders"), all the SHAREHOLDERS OF DSD Holding A/S, a Danish corporation (the "Company") as listed below ("Additional Shareholders") as well as those warrant holders ("Warrant Holders") and bond holders ("Bond Holders") listed below that choose to exercise their rights to acquire shares of the Company after the effective date of this Agreement, hereafter listed on Exhibit 1.1 to this
                                                      -----------
Agreement. (The Management Shareholders, the Additional Shareholders, the Warrant Holders and the Bond Holders shall be collectively referred to herein as the "Shareholders").

                            W I T N E S S E T H:

WHEREAS, the Company and its Subsidiaries (as defined under paragraph 2.2 of this Agreement) are involved in the business of electronic identification devices;

WHEREAS, the Company has a share capital of DKK 5,548,500, the nominal value of DKK 50 per share, currently issued and outstanding, all such issued and outstanding shares being owned and held of record by the Shareholders as follows:

         SHAREHOLDER                        SHARE CAPITAL                SHARES OWNED            OWNERSHIP
         -----------                        -------------                ------------            ---------
                                            (DKK)                                                PERCENTAGE
                                            -----                                                ----------
         LANO Holding ApS                   3,430,000                     68,600 shs.            61.82%
         Torsten Nordfjeld                    556,000                     11,120 shs.            10.02%
         Vaekstfonden                         312,500                      6,250 shs.             5.63%
         Parfait ApS                        1,250,000                     25,000 shs.            22.53%
                                            ---------                     -----------            ------
                  Total                     5,548,500                    110,970 shs.            100%

WHEREAS, the Company has issued warrants to purchase an aggregate of 3,000 shares of the Company's stock ("Warrants") exercisable at the price per share as indicated, all such issued and outstanding Warrants being owned and held of record by the Warrant Holders as follows:



         WARRANT HOLDER                         UNDERLYING SHARES              EXERCISE PRICE PER SHARE
         --------------                         -----------------              ------------------------
         Torsten Nordfjeld                           3,000 shs                           DKK 200
                                                  ------------                       -----------

                  Total                              3,000 shs.                      DKK 600,000

WHEREAS, the Company has issued certain bonds in the principal amounts indicated convertible into shares of the Company's stock ("Bonds"), all such issued and outstanding Bonds being owned and held of record by the Bond Holders as follows:

         BOND HOLDER                                        PRINCIPAL AMOUNT
         -----------                                        ----------------

         LANO Holding ApS                                      DKK 1,300,000
         LATO ApS                                                DKK 500,000
         Gunnar Johan Sorensen                                    DKK 50,000
         Micheal Tezlaff                                         DKK 100,000
                                                                 -----------
                   Total                                       DKK 1,950,000

WHEREAS, the Shareholders desire to sell to Buyer, and Buyer desires to buy from the Shareholders, all of the issued and outstanding shares of the stock of the Company on the terms and subject to the conditions indicated below.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 ARTICLE 1.

                              PURCHASE OF STOCK
                              -----------------

1.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions
    ---------------------------
herein set forth, on the "Closing Date" (as such term is hereinafter defined), the Shareholders hereby agree to sell, transfer and deliver to Buyer, and Buyer hereby agrees to purchase and acquire from the Shareholders, the number of shares of the issued and outstanding stock of the Company set forth opposite each of the Shareholders names on Exhibit 1.1
                                                                 -----------
attached hereto, as may be amended at the Closing Date to include those Warrant Holders and Bond Holders that choose to exercise their rights to acquire shares of the Company after the effective date of this Agreement (collectively, the "Shares"), which constitutes, in the aggregate, all of the issued and outstanding stock of the Company.

          1.1.1 DIVISION. On November 10, 2004, the Shareholders of the Company decided to divide the Company's assets and liabilities between the Company and SFK Technology Holding A/S (the "Division"), whereby DKK 5,567,500 of the Company's share capital was redeemed and the Company's share capital of DKK 11,116,000 was reduced to DKK 5,548,500. In connection with the Division, according to Article 46 of the Danish Companies Act, the Company is required to insert a notification in the Danish Official

          Gazette ("Statstidende") calling on the creditors who do not accept the capital reduction under the Division to file their claims within 3 months of the date of such notification (the "Claims"). The Company inserted the notification on December 1, 2004, and, therefore, the capital reduction under the Division cannot be formally registered before March 1, 2005 at the earliest. Further, the Danish law provides that the capital reduction under the Division cannot be formally registered as long as filed Claims due for payment have not been satisfied and adequate security has not been provided for Claims that have not fallen due or are in dispute. The Management Shareholders each hereby represent that no Claims have been filed as of the date of this Agreement and do not expect that any Claims will be filed on or before March 1, 2005. However, if any Claims are filed, the Management Shareholders hereby agree to be responsible for the full payment and settlement of any and all Claims.

1.2 CLOSING. Closing on the purchase and sale of the Shares shall take place
    -------
at the offices of Lassen Ricard on February 28, 2005 at 10:00 a.m., or by such other method, on such other time and date and at such other location as may be mutually agreed upon by the parties to this Agreement (such date is referred to in this Agreement as the "Closing Date"). The effective time of the closing shall be as of 12:01 a.m. on the Closing Date (the "Closing").

1.3 PURCHASE PRICE.
    --------------

         1.3.1 The aggregate consideration (the "Purchase Price") to be paid by Buyer for the Shares to the Shareholders, pro rata based on the number of Shares owned, shall be as follows:

         (i) The Purchase Price shall be Seven (7) times the average annual EBITDA of the Company for the calendar years of 2005, 2006 and 2007 ("EBITDA Period") minus the outstanding Indebtedness of the Company as of December 31, 2007 (net of any cash in excess of cash at Closing) and minus thirty percent (30%) of the total compensation paid to L. Nordfjeld pursuant to the Employment Agreement described under paragraph 5.2.4, all as determined as provided in paragraph
         1.3.2 below. The Purchase Price shall be calculated in Danish Krone
         (DKK), at the conversion rate then current on the date the Purchase Price Calculation is determined as provided in paragraph 1.3.2.

         For purposes of this calculation, "EBITDA" shall mean an amount equal to the net income or loss of the Company, the net income or loss determined in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") consistently applied, before interest, income taxes, depreciation and amortization. "Indebtedness" shall mean (a) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bond, or other instruments; (b) any obligations as lessee under capital leases; (c) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company or any of its Subsidiaries whether or not the Company or any of its Subsidiaries has assumed or become liable for the obligations secured thereby; (d) any obligation under any interest rate swap agreement; (e) any obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (a), (b), (c) and (d) above, excluding bank guarantees for performance under tender orders given in the normal course of business; (f) any advances or other obligations owed to Buyer or any of its affiliates; and (g) any similar obligation of the Company or any of its Subsidiaries. Indebtedness shall not include accounts or trade payables due in the ordinary course of the Company's business.

         (ii) For purposes of this paragraph 1.3.1 and the calculations to be made pursuant to this paragraph 1.3.1 and the Triggering Events defined below, the term "Company" shall mean the Company on a consolidated basis with its Subsidiaries in its present form (i.e., as of the Closing Date) and shall not include any subsequently-added or acquired businesses or Subsidiary unless consented to in writing by Buyer.

         (iii) Payment of the Purchase Price will be made pursuant to paragraph 1.4.1, Initial Stock Payment, with the balance, if any, pursuant to paragraph 1.4.3, Payment of Balance of Purchase Price. The parties hereto hereby acknowledge and agree that the Purchase Price shall in no event be less than the amount of the Initial Stock Payment due to the Shareholders under paragraph 1.4.1.

         (iv) The Shareholders specifically acknowledge, understand and agree that: (a) the Buyer will exercise its good faith in managing the Company subsequent to Closing; (b) Buyer, as sole shareholder, will have ultimate control over the business direction and decisions of the Company subsequent to Closing, and there is always business risk that some decisions may result in losses or are otherwise sub-optimal; and (c) Buyer will be fair in not usurping business opportunities, but as both Buyer and the Company are in the same business, there is a possibility that some new business may be attributed to or preserved by Buyer and not the Company.

         (v) During the course of Buyer's management of the Company from the date of Closing to December 31, 2007, if the Buyer takes an action ("Triggering Event") that the Shareholder Representative believes materially negatively affects the Purchase Price Calculation, as defined below, the Shareholder Representative shall notify Buyer in writing if the Shareholder Representative objects to such Triggering Event within the thirty (30) day period following such Triggering Event, stating in such objection specific reasons for the objection along with financial projections of the affect of not permitting such Triggering Event. The Shareholder Representative and the Buyer hereby agree to negotiate in good faith a mutually agreeable resolution if there is an objection to the Triggering Event. If the parties cannot agree to a resolution within fourteen
         (14) days of the Buyer's receipt of the objection notice, the parties shall submit the matter for resolution to an internationally recognized arbitrator located in England ("Arbitrator"), not affiliated with either party. The costs of the Arbitrator are to be paid by the party whose position is not upheld by the Arbitrator. However, if neither party's position is upheld by the Arbitrator, the costs of the Arbitrator shall be shared equally by the parties. Examples of possible Triggering Events include, but are not limited to, the following:

                  (a) a significant change in the Company's, or in one of its Subsidiaries', current structure, business strategy or activities, including, but not limited to, discontinuation of the production and sale of ear tags or liquidation of the

                  Company or one of its Subsidiaries unless the activities are transferred to the Company or one of the Company's Subsidiaries;

                  (b) a significant change in the Company's accounting principles, other than the changes to the Company's accounting principles after the Closing Date so that they are in accordance with U.S. GAAP;

                  (c) the Buyer, or any of its affiliates, performs any business activities in Europe that the Company and its Subsidiaries presently perform;

                  (d) a significant change in the Company's or one of the Company's Subsidiaries' current financing which would result in the Company or the Company's Subsidiary not having sufficient financing for the Company's or the Company's Subsidiary's current activities;

                  (e) an extraordinary and non-standard cost is incurred by the Company or one of the Company's Subsidiaries as compared with the current and normal costs and activities of the Company or the Company's Subsidiary, including, but not limited to, a significant increase in investments, significant price reduction, significant management fees to the Buyer, significant fees to members of the boards of directors of the Company and the Company's Subsidiaries;

                  (f) the Company or one of the Company's Subsidiaries provides business or financial assistance to the Buyer or one of the Buyer's affiliated businesses and is not fairly compensated in accordance with arm's length principles; or

                  (g) payment of a dividend or any equivalent to the Buyer.

         (vi) For purposes of this Agreement, the term "Shareholder Representative" shall mean a Shareholder whom the Shareholders agree by a majority vote will represent their interests as Shareholders and has the authority to act on the Shareholders' behalf as specified in this Agreement. The Management Shareholders will notify the Buyer of the identity of the Shareholder Representative and any subsequent changes to the identity of the Shareholder Representative. The initial Shareholder Representative shall be Lasse Nordfjeld ("Initial Shareholder Representative").

         (vii) The Shareholders specifically acknowledge, consent and approve the appointment of the Initial Shareholder Representative, and any subsequently appointed Shareholder Representative, as the attorney-in-fact for the Shareholders and to take such actions and to make any decisions required or permitted in this Agreement on behalf of the Shareholders.

         (viii) The Shareholders also specifically acknowledge, understand and agree that any cash generated by the Company and its Subsidiaries will be used first to pay capital expenditures and to fund any increases determined by Buyer to be necessary in the Company's working capital, then to pay down Indebtedness, all as determined by Buyer in its sole discretion.

1.3.2  FINAL PURCHASE PRICE CALCULATION.
       --------------------------------

         (a) On or prior to March 31, 2008, Buyer shall prepare and promptly thereafter deliver to the Shareholders a statement setting forth the Purchase Price required to be calculated pursuant to paragraph
         1.3.1 above less the payment made prior to the date thereof pursuant to paragraph 1.4 (the "Purchase Price Calculation"). The Purchase Price Calculation shall be prepared by the Company's in-house accountants and verified by the Company's independent certified public accountants. In connection with the preparation of such Purchase Price Calculation, Buyer and its authorized representatives shall have full access to the relevant books and records of the Company and each of its Subsidiaries and their respective authorized representatives and employees to the extent necessary to complete such Purchase Price Calculation.

         (b) If Shareholders owning at least seventy percent (70%) of the Shares object to the Purchase Price Calculation, the Shareholder Representative shall notify Buyer in writing of such objection within the thirty (30) day period following the delivery thereof, stating in such written objection the reasons therefore and setting forth the Shareholders' calculation of amounts set forth in the Purchase Price Calculation. Upon receipt by Buyer of such written objection, the parties shall attempt to resolve the disagreement concerning the Purchase Price Calculation through negotiation. If Buyer and the Shareholders cannot resolve such disagreement concerning the Purchase Price Calculation within thirty (30) days following the end of the foregoing 30-day period, the parties shall submit the matter for resolution to an internationally recognized firm of independent certified public accountants in England (the "Accountants"), not affiliated with either party, with the costs thereof to be shared equally by the parties. The Accountants shall deliver a statement setting forth its own calculation of the matters set forth in the Final Adjustment Statement to the parties within thirty (30) days of the submission of the matter to such Accountants.

         (c) The "Purchase Price Calculation" for purposes of paragraph
         1.3.2 shall be either: (1) if the Shareholders do not object, the Purchase Price Calculation initially submitted by the Buyer to the Shareholders; (2) if the Shareholders and Buyer agree, the Purchase Price Calculation as so agreed; or (3) if the Shareholders object and the parties fail to agree, the Purchase Price Calculation as prepared by the Accountants.

1.3.3 BUYOUT PURCHASE PRICE. Notwithstanding anything to the contrary, at
      ---------------------
any time between the Closing Date and December 31, 2006, the Buyer may pay a buyout purchase price equal to the higher of (a) $2,000,000 ("Set Amount") or (b) the Purchase Price as determined pursuant to paragraph 1.3.1 for the period from January 1, 2005 to the date of the Buyout less the payment made prior pursuant to paragraph 1.4.1 ("EBITDA Amount") (collectively, the Set Amount and the EBITDA Amount shall be referred to as the "Buyout Purchase Price"). In addition, if L. Nordfjeld's employment is terminated pursuant to
Section 9(a)(iv) of L. Nordfjeld's Employment Agreement, attached as Exhibit
                                                                     -------
5.2.6-1, the Shareholders shall have the right to demand that the Buyer pay
-------
the

Buyout Purchase Price. The Shareholder Representative shall notify the Buyer in writing within thirty (30) days of the termination date of L. Nordfjeld's employment if the Shareholders desire to exercise such buyout option. The Shareholder Representative and the Buyer hereby agree to each provide to the other party their good faith determination of the EBITDA Amount ("Determinations") within seven (7) days of the date the Buyer notifies the Shareholder Representative of its intent to exercise its rights under this paragraph and pay the Buyout Purchase Price. If the parties do not agree on the EBITDA Amount, the Shareholder Representative and the Buyer agree to negotiate in good faith a mutually agreeable resolution. If the parties cannot agree on a resolution within seven (7) days after receipt of the Determinations, the parties shall submit the matter for resolution to an internationally recognized arbitrator located in England ("Arbitrator") not affiliated with either party, with resolution by the Arbitrator to be made within fourteen (14) days after the matter is submitted to the Arbitrator. The costs of the Arbitrator are to be paid by the party whose position is not upheld by the Arbitrator. However, if neither party's position is upheld by the Arbitrator, the costs of the Arbitrator shall be shared equally by the parties. Such Buyout Purchase Price shall be payable in accordance with the terms of paragraph 1.4.3. Any Buyout Purchase Price paid under this paragraph shall be the final payment or amount due to the Shareholders, and nothing in this paragraph shall be construed to require the Shareholders to return or repay any of the Initial Stock Payment made under paragraph 1.4.1.

1.4 TERMS OF PAYMENT. The Purchase Price shall be paid as follows:
    ----------------

         1.4.1 INITIAL STOCK PAYMENT. An initial stock payment of US
               ---------------------
         $3,500,000 worth of Applied Digital, Inc. ("ADSX") Class A common stock, $0.01 par value, shall be delivered at Closing by the Buyer to the Shareholders ("Initial Stock Payment"). The Shareholders acknowledge, understand and agree that the Initial Stock Payment shall be applied towards the repayment of any Bonds not converted into shares of the Company's common stock ("1st Repayment") and towards the repayment of that certain loan with Mezzanin Kapital A/S dated August 15, 2000 (the "Mezzanin Loan"), including any expenses and fees associated with the repayment of the Mezzanin Loan, as negotiated by the Management Shareholders with Mezzanin Kapital A/S, whereby no further obligations under the Mezzanin Loan exist and the Mezzanin Loan is cancelled ("2nd Repayment") to the extent any such amounts are not paid with the proceeds of the Loan referred to in paragraph 7.6. To the extent any stock remains available after payment of such items, the Initial Stock Payment shall be distributed among the Shareholders, pro rata based on the number of Shares owned. The Shareholders further acknowledge, understand and agree that the 1st Repayment and 2nd Repayment shall be handled by the Company and that the distribution of the remaining Initial Stock Payment between the Shareholders shall be handled by the Management Shareholders. The Management Shareholders understand and agree that to the extent required pay the 1st Repayment and 2nd Repayment, they shall distribute the necessary amounts from the Initial Stock Payment to the Company so that the Company may make such repayments. The Shareholders further acknowledge, understand and agree that any disputes arising from the distribution of the Initial Stock Payment shall be handled by and between the Shareholders, and that Buyer shall have no liability in any dispute or claim related to such repayments, allocations and distributions.

         The Shareholders acknowledge and agree that the ADSX shares to be delivered pursuant hereto (the "ADSX Shares") will be unregistered shares and shall be valued based on the 10-day "VWAP" (Volume Weighted Average Price) of ADSX Class A common stock for the ten
         (10) trading days on the NASDAQ Stock Market prior to Closing. The Shareholders further acknowledge and agree that the ADSX shares will be valued at the fixed conversion rate of 5.75 Danish Krones per US $1.00 for purposes of determining the Purchase Price under paragraph 1.3.1.

         1.4.2 ADDITIONAL COVENANTS REGARDING ADSX STOCK DELIVERED. ADSX,
               ---------------------------------------------------
         parent corporation of Buyer, agrees to take commercially reasonable best efforts to file a registration statement ("Registration Statement") with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to register the ADSX Shares delivered to the Shareholders at Closing within thirty (30) days after the Closing Date and to cause such registration to become effective as soon as practicable. If the ADSX Shares are not registered with the SEC within seven (7) months after the filing of the Registration Statement, unless the Registration Statement is still in the review process with the SEC, the Shareholders shall have the right to repurchase from the Buyer all, but not less than all, of the issued and outstanding Shares of the Company by returning 100% of the ADSX Shares paid as the Initial Stock Payment pursuant to paragraph 1.4.1 to the Buyer (the "Buy Back Option"). Notwithstanding the foregoing, before the Shareholders may exercise the Buy Back Option, the Buyer shall have the right to pay the Shareholders a cash payment of $3,500,000, whereby the Shareholders shall return 100% of the ADSX Shares paid as the Initial Stock Payment pursuant to paragraph 1.4.1 to the Buyer and the Buy Back Option will become void.

         1.4.3 PAYMENT OF BALANCE OF PURCHASE PRICE OR BUYOUT PURCHASE
               -------------------------------------------------------
         PRICE. The balance of the Purchase Price, if any, or the Buyout
         -----
         Purchase Price shall be payable within fifteen (15) days of the date the Purchase Price Calculation is finally determined under paragraph 1.3.2(c) or the date of Buyout under paragraph 1.3.3, as applicable, to the Shareholders, pro rata based on the number of Shares held. The balance of the Purchase Price or the Buyout Purchase Price shall be paid from the Escrow Amount, as described under paragraph 1.4.4., with the balance, if any, in cash or unregistered shares of Buyer's Common Stock, $.005 par value, or a combination thereof, as determined in the sole discretion of Buyer, but in no event will the amount of Buyer's Common Stock exceed fifty (50%) of said amount. The value of the Buyer's common stock shall be based on the VWAP for the 10 trading days prior to payment and the conversion rate of US dollars into Danish Krone then current on the date of the Purchase Price Calculation. The Shareholders acknowledge, understand and agree that the distribution of the balance of the Purchase Price or the Buyout Purchase Price shall be handled by the Management Shareholders, and any disputes arising from the distribution of the balance of the Purchase Price or the Buyout Purchase Price shall be handled by and between the Shareholders, and Buyer shall have no liability in any dispute or claim related to such allocations and distributions. The Shareholders acknowledge and agree that under no circumstances will the Buyer's Common Stock applied towards the payment of the balance of the Purchase Price or the Buyout Purchase Price exceed nineteen and ninety-nine one hundredths (19.99%) percent of the outstanding Common Stock of the Buyer.

         1.4.4 ESCROW OF BALANCE OF PURCHASE PRICE. The Buyer agrees that
               -----------------------------------
         the balance of the Purchase Price, as determined pursuant to paragraph 1.3 but for the period from the Closing Date to December 31st of the applicable year (the "Escrow Amount"), shall be placed in escrow to secure the Buyer's obligation to pay the balance of the Purchase Price pursuant to paragraph 1.4.3. The calculation of the Escrow Amount shall be made each year on or prior to March 31 of the following year (the "Escrow Calculation"), with the first Escrow Calculation made on or prior to March 31, 2006 for the period from January 1, 2005 to December 31, 2005 ("First Escrow Year"). The Escrow Amount shall be adjusted up or down each year based on the current Escrow Calculation. The Escrow Amount may consist of cash or unregistered shares of Buyer's Common Stock, $.005 par value, or a combination thereof, as determined in the sole discretion of Buyer, but in no event will the amount of Buyer's Common Stock exceed fifty (50%) of said amount.

         1.4.5 NON-PAYMENT OF BALANCE OF PURCHASE PRICE. If Buyer does not
               ----------------------------------------
         pay the balance of the Purchase Price pursuant to paragraph 1.4.3 by June 30, 2008 for any reason other than due to a dispute in the Purchase Price Calculation and which dispute is in the process of being resolved pursuant to paragraph 1.3.2., the Shareholders shall have the right to either (a) repurchase from the Buyer all, but not less than all, of the issued and outstanding Shares of the Company for 100% of the Purchase Price previously received by the Shareholders (the "Buy Back Option") or (b) receive the Escrow Amount. If the Board of Directors of the Buyer has knowledge that the Buyer will not be able to pay the balance of the Purchase Price pursuant to paragraph 1.4.3, the Buyer shall notify the Shareholder Representative as soon as practical and the Shareholders shall have the right to either (a) exercise the Buy Back Option or (b) receive the Escrow Amount.

                                 ARTICLE 2.

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
                  -----------------------------------------
                       OF THE MANAGEMENT SHAREHOLDERS
                       ------------------------------

In connection with and as an inducement to Buyer to enter into and be bound by the terms of this Agreement, the Management Shareholders each hereby, jointly and severally, represent, warrant and covenant to Buyer (except for paragraph 2.1 whereby all Shareholders listed on Exhibit 1.1, as amended,
                                                 -----------
including those Warrant Holders and Bond Holders that choose to exercise their rights to acquire shares of the Company after the effective date of this Agreement, hereby, jointly and severally, represent, warrant and covenant to Buyer) as follows. For purposes of this Agreement, all representations and warranties made "to the best of the Management Shareholders' knowledge" shall be made based on the knowledge which a reasonably prudent person would have that occupied a similar position and had a similar ownership interest in the Company as the Shareholders, assuming such investigation as a reasonably prudent person would undertake in order to make such representations and warranties.

2.1 OWNERSHIP OF SHARES. The Shareholders, as listed on Exhibit 1.1, are the
    -------------------                                 -----------
lawful owners of all of the issued and outstanding stock of the Company free and clear of all liens, encumbrances, restrictions and claims of every kind and that the Subsidiary shares are free from any charge and encumbrance and are owned by the Company. The delivery to Buyer of the Shares pursuant to the provisions of this Agreement will transfer to Buyer ownership of all of the issued and outstanding shares of stock of the Company, together with valid legal title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

2.2 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly
    --------------------------------
organized, validly existing and in good standing under the laws of the country of Denmark and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as is now being conducted. The Company owns capital stock of each of the subsidiaries listed on Exhibit 2.2 (hereinafter referred to
                              -----------
separately as a "Subsidiary" or collectively as the "Subsidiaries"), in the amounts and percentages described therein. To the Best Knowledge of the Managing Shareholders, each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective formation. To the Best Knowledge of the Managing Shareholders, each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation and is in good standing to do business in each jurisdiction in which property is owned, leased or purchased by it, or the nature of the business conducted by it, make such qualification or licensing and good standing necessary, each such jurisdiction being listed on attached
Exhibit 2.2. The Management Shareholders have delivered to Buyer complete
-----------
and correct certified copies of the Articles of Incorporation and the Bylaws of the Company and each Subsidiary as currently in effect. The Company has no ownership interest in any other entity. Neither the Company nor the Subsidiaries have issued any dividend-yielding debt instruments or otherwise given any third party the right to a share of the profit from the operations of the Company or any Subsidiary. The Company has no subsidiaries other than the subsidiaries shown in Exhibit 2.2 (the "Group Overview"), and no
                          -----------
Subsidiary has set up branch outside of its home country.

2.3 STRUCTURE. The Company's share capital is DKK 5,548,500, the nominal
    ---------
value of DKK 50 per share, and owned by all the Shareholders. The share capital of each Subsidiary and the holders of all outstanding shares are set forth on attached Exhibit 2.3. Other than the Warrants and Bonds described
                  -----------
in this Agreement, the Company and each Subsidiary has no outstanding subscriptions, warrants, options, calls or commitments relating to its stock; no obligations or securities convertible into or exchangeable for its stock; no plans or other agreements of any character providing for the purchase, issuance or sale of any shares of stock other than as contemplated by this Agreement; and no legend or other reference to any purported encumbrance appears upon any certificate representing stock of the Company or any Subsidiary. No third party has any purchase options or pre-emptive rights with respect to the Shares or the Subsidiary Shares. The Register of Shareholders of the Company, and the Register of the Shareholders of each Subsidiary are correct, updated and in accordance with the Group Overview. All outstanding shares of the Company's stock are validly issued, fully paid and nonassessable and are owned by the Shareholders. All outstanding shares of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the person(s) or entity listed on attached Exhibit 2.3. To the Best
                                                    -----------
Knowledge of the Managing Shareholders, none of the outstanding stock or other securities of the Company or any Subsidiary was issued in violation of applicable securities laws or any applicable administrative order, law, ordinance, regulation, statute or treaty; and neither the Company nor any Subsidiary owns, or has any contract to acquire, any stock or other securities of any person or entity or any direct or indirect equity or ownership interest in any other business.

2.4 AUTHORITY. The execution and delivery of this Agreement by the
    ---------
Shareholders and the consummation by the Shareholders and the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the legal, valid and binding obligation of the Shareholders, enforceable against each of the Shareholders in accordance with its terms and conditions.

2.5 NO VIOLATION. Other than as disclosed herein, neither the execution and
    ------------
delivery by the Shareholders of this Agreement, consummation of the transactions contemplated hereby nor compliance by the Shareholders and the Company with any of the provisions hereof will:

         2.5.1 Violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company or any Subsidiary;

         2.5.2 Violate or constitute a default under or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of any agreement or instrument to which the Shareholders or the Company or any Subsidiary is a party or by which any of them or any of their properties or assets is bound except as has been duly and validly waived, consented to or approved of by the other parties to such agreement or instrument;

         2.5.3 Result in the creation or imposition of any security interest, lien or other encumbrance upon any of the assets of the Company or any Subsidiary or the Shares under any agreement or commitment to which the Shareholders or the Company or any Subsidiary is a party or by which the Shareholders or the Company or any Subsidiary is bound or to which the Shareholders or any assets of the Company or any Subsidiary are subject; or

         2.5.4 Violate any statute or law or any judgment, order, decree, regulation or rule of any court or governmental authority applicable to the Shares or the Shareholders, the Company or any Subsidiary or any of their assets.

         2.5.5 Except as set forth on Exhibit 2.5, all consents and
                                      -----------
         approvals of third parties and governmental authorities required in connection with the execution and delivery by the Shareholders of this Agreement and the consummation by the Shareholders of the transactions contemplated by this Agreement have been obtained.

2.6 FINANCIAL DOCUMENTS. As of the date of this Agreement, the Management
    -------------------
Shareholders have furnished to Buyer the financial statements and other financial documents of the Company indicated on attached Exhibit 2.6 (the
                                                         -----------
"Initial Financial Documents"). Such financial statements have been prepared in English and U.S. Dollars and include acceptable auditor's consents so that such Initial Financial Documents can be filed by Buyer with (and accepted by) the SEC on the date of Closing, if necessary. In addition, as a condition precedent to Closing, the Management Shareholders shall furnish to Buyer the additional financial statements of the Company required pursuant to paragraph 5.2.15. ("Additional Financial Documents")(the Initial Financial Documents and the Additional Financial Documents shall be collectively referred to as the "Financial Documents"). To the Best Knowledge of the Managing Shareholders, the Financial

Documents are true and correct and fairly and accurately represent the financial matters stated therein. To the Best Knowledge of the Managing Shareholders, all financial statements included as part of the Additional Financial Documents have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period specified therein, and all financial statements included as part of the Financial Documents present the financial condition of the Company and the Subsidiaries as of the date specified therein and the results of their operations and cash flows for the periods specified therein. To the Best Knowledge of the Managing Shareholders, the Financial Documents do not include any material assets or omit to state any material liability, absolute or contingent, or other facts, the inclusion or omission of which would render the Financial Documents, in light of the circumstances in which they are made, misleading.

The Cash Forecast prepared by L. Nordfjeld and discussed in detail with Buyer's representatives, attached as Exhibit 2.6(A), has been prepared in
                                     --------------
good faith, is a fair representation of the information provided and reflects the Management Shareholders' current views based on historical facts and future events.

2.7 ASSETS. To the Best Knowledge of the Managing Shareholders, the Company
    ------
and each of its Subsidiaries has, and on the Closing Date will have, good and marketable title to all of its assets, free and clear of all mortgages, pledges, liens, conditional sales agreements or other encumbrances of any kind or nature whatsoever, and the Company and each of its Subsidiaries own all of the assets used in the operation of the Company's and the Subsidiaries' businesses, except as disclosed on attached Exhibit 2.7. To
                                                          -----------
the Best Knowledge of the Managing Shareholders, all of the Company's and its Subsidiaries' assets are, and on the Closing Date will be, in reasonably good operating condition, normal wear and tear excepted, and each is fit and suitable for the purpose and use for which they were intended.

2.8 BOOKS, RECORDS AND ACCOUNTS. To the Best Knowledge of the Managing
    ---------------------------
Shareholders, all accounts, books, ledgers and official and other records of whatsoever kind material to the business of the Company and its Subsidiaries have been fully, properly and accurately kept and completed in all material respects, there are no material inaccuracies or material discrepancies of any kind contained or reflected therein, and collectively they fairly present the financial position of the Company and its Subsidiaries. To the Best Knowledge of the Managing Shareholders, the minute books of the Company and its Subsidiaries, as made available to Buyer and its representatives, contain complete and accurate records of all meetings and corporate actions or written consents by the stockholders and board of directors of the Company and its Subsidiaries. The Company and the Subsidiaries have taken all steps required by company law, including that records have been kept, general meetings have been held and financial statements and other notifications and information have been filed with the Danish Commerce and Companies Agency ("Erhvervs- og Selskabsstyrelsen") and corresponding foreign authorities, and that no resolutions subject to the notification requirement have been passed other than those registered with the Danish Commerce and Companies Agency or a corresponding foreign authority. No Subsidiary has held or convened any general meeting or Directors' meeting since April 27, 2004 [NEW DATE?] except as disclosed on attached Exhibit
                                                                 -------
2.8. To the Best Knowledge of the Managing Shareholders, the Company and its
---
Subsidiaries keep their records and books of account in conformity with accounting principles consistently applied.

2.9 JUDGMENTS. To the Best Knowledge of the Managing Shareholders, there are
    ---------
no unsatisfied judgments of record against the Company or any of its Subsidiaries.

2.10 UNDISCLOSED LIABILITIES. Except with respect to liabilities disclosed
     -----------------------
on attached Exhibit 2.10 and other than liabilities incurred by the Company
            ------------
or any Subsidiary in the ordinary course of business since December 31, 2004, to the Best Knowledge of the Managing Shareholders, there are no liabilities of any kind or character outstanding for which the Company or any Subsidiary is or may be liable (whether absolute, accrued, contingent or otherwise, and including, without limitation, liabilities as a guarantor or otherwise with respect to the obligations of others) which are not reflected in the December 31, 2004, financial statements of the Company or its Subsidiaries.

2.11 NO ADVERSE CHANGE. Except as indicated on attached Exhibit 2.11, to the
     -----------------                                  ------------
Best Knowledge of the Managing Shareholders, since December 31, 2004, there has not been any material adverse change in the condition, assets, liabilities, revenues, income or business of the Company or any Subsidiary or in its relationships with suppliers, dealers, customers or employees, including, but not limited to:

         2.11.1 Any increase in the wages, salaries, compensation, pension or other benefits payable or to become payable by the Company or any of its Subsidiaries to any of its directors, employees, agents or contractors;

         2.11.2 The declaration, authorization, payment or distribution of any stock, cash or other dividend or distribution to any Shareholder;

         2.11.3 Any incurrence by the Company or any of its Subsidiaries of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business;

         2.11.4 Any discharge or satisfaction of any lien or encumbrance or payment of any obligation or liability by either the Company or any of its Subsidiaries other than current liabilities shown or reflected on the December 31, 2004 consolidated financial statements of the Company or liabilities incurred since December 31, 2004 in the ordinary course of business or the Repayments described under paragraph 1.4.1;

         2.11.5 Any issuance or agreement to issue any stock, bonds, options, warrants or other securities of the Company or any of its Subsidiaries;

         2.11.6 The mortgage, pledge or subjection to lien, security interest or any other encumbrance of any of the Company's or any Subsidiary's assets, real or personal, tangible or intangible, other than in the ordinary course of business;

         2.11.7 The sale or transfer of any of the Company's or any Subsidiary's tangible assets, or the cancellation or release of any debts or claims, except, in each case, in the ordinary course of business;

         2.11.8 The sale, assignment, transfer or encumbrance by the Company or any Subsidiary of any trademarks, trade names or other intangible assets;

         2.11.9 Any extraordinary losses incurred by the Company or any Subsidiary;

         2.11.10 The failure by the Company or any Subsidiary to take or make any charges, write-offs, increases in bad debt reserves or other adjustments in the Company's or any Subsidiary's accounts receivable by reason of failure or inability to collect or diminished prospects for collection of the Company's or any Subsidiary's accounts receivable;

         2.11.11 Any change in any method of accounting or practice previously adopted or reflected in any of the Financial Documents;

         2.11.12 Except as otherwise disclosed in this Agreement, the occurrence of any event or condition of any character materially and adversely affecting the Company's or any Subsidiary's business or tax liabilities or any change in the condition of the Company's or any Subsidiary's assets, liabilities or business, except changes in the ordinary course of business;

         2.11.13 Any entry by the Company or any Subsidiary into or termination of any other transaction other than in the ordinary course of business;

         2.11.14 Any change in the indebtedness of the Company or any of its Subsidiaries not in the ordinary course of business other than as shown on the December 31, 2004 consolidated financial statements of the Company or the Repayments described under paragraph 1.4.1;

         2.11.15 Any failure by the Company or any Subsidiary to pay any creditors in the course of said companies business in accordance with past practices; or

         2.11.16 Any modification of the terms or conditions of any lease applicable to the Company or any of its Subsidiaries.

2.12 LEASES. The schedule of leases attached hereto as Exhibit 2.12 sets
     ------                                            ------------
forth a complete and correct description of all leases of real and personal property to which the Company or any Subsidiary is a party. The Management Shareholders have delivered to Buyer copies of all lease agreements described in said Exhibit 2.12. To the best of the Management Shareholders'
                  ------------
knowledge, each such lease agreement is in full force and effect and neither the Company, any Subsidiary nor any other party to any such lease is in default thereof and neither the Company, any Subsidiary nor any other party to any such lease have committed any act which, if not remedied, would result under any such lease in a default thereunder after notice, lapse of time or both. None of the leases with any Subsidiary as the lessee has been terminated with or without notice or breached, and that no notice has been given of rent increases or other changes. To the best of the Management Shareholders' knowledge, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not cause or give rise to any event of default under any of the lease agreements.

2.13 INSURANCE. A complete list and summary description of all insurance
     ---------
policies maintained by the Company and each of its Subsidiaries with respect to their properties and businesses against loss or damage of any kind is set forth on Exhibit 2.13. The policies listed on Exhibit 2.13 are in full force
         ------------                         ------------
and effect; such policies are with financially sound and reputable insurers; all premiums due thereon have been paid; the Shareholders, the Company and each of its Subsidiaries have complied in all material respects with all provisions of such policies; the Company, its Subsidiaries and the Management Shareholders have not received any notice of cancellation, termination or non-renewal of such policies; and the dollar amount of coverage has not been reduced for any such policy except as set forth in
Exhibit 2.13. If requested by Buyer, the Management Shareholders agree to
------------
take all action reasonably necessary to enable Buyer to continue all such policies of insurance with respect to the Company's and its Subsidiaries' operations.

2.14 LITIGATION. Except as described on Exhibit 2.14 hereto, to the best of
     ----------                         ------------
the Management Shareholders' knowledge, the Shareholders, the Company and each of its Subsidiaries, and their respective assets, properties and businesses, are not subject to any pending or threatened litigation, action, suit or proceeding by or before any court, arbitrator or federal, state or other governmental commission, board or other agency, or by any private party.

2.15 CONTRACTS. Except as disclosed on Exhibit 2.15, and to the best of the
     ---------                         ------------
Management Shareholders' knowledge:

                  (a) The Company and each of its Subsidiaries have fulfilled all of their obligations required under the Materials Contracts (as defined below) to have been performed by Company and/or its Subsidiaries on or prior to the Closing Date;

                  (b) There has not occurred any default under any of the Material Contracts on the part of Company, any of its Subsidiaries or any other party thereto, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Material Contracts on the part of Company, any of its Subsidiaries or any other party thereto; and

                  (c) No consent of any party to any of the Material Contracts is required for (i) the execution, delivery or performance of this Agreement or (ii) the consummation of the transactions contemplated hereby.

                  (d) Exhibit 2.15 contains a complete and accurate list,
                      ------------
                  and Management Shareholders have delivered to Buyer true and complete copies, of (collectively, the "Material Contracts"):

                           (i) each contract that involves performance of services or delivery of goods or materials by the Company or any of its Subsidiaries in excess of $25,000;

                           (ii) each contract that was not entered into in the ordinary course of business;

                           (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                           (iv) each licensing agreement or other contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                           (v) each joint venture, partnership and other contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other person or entity;

                           (vi) each contract containing covenants that in any material way purport to restrict the business activity of the Company or any of its Subsidiaries or limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person or entity;

                           (vii) each contract providing for payments to or by any person or entity based on sales, purchases or profits other than direct payments for goods;

                           (viii) each contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by the Company or any of its Subsidiaries to be responsible for consequential damages;

                           (ix) each contract for capital expenditures in excess of $25,000 individually, or in the aggregate;

                           (x) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company or any of its Subsidiaries other than in the ordinary course of business;

                           (xi) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing; and

                           (xii) each debt agreement (including any amendment thereto) applicable to the Company or any Subsidiary.

                  (e) Except as set forth in Exhibit 2.15, no Shareholder
                                             ------------
                  (and no person related to a Shareholder) has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Material Contract that relates to the business of, or any of the assets owned or used by, the Company or any of its Subsidiaries.

                  (f) Except as set forth on Exhibit 2.15, each Material
                                             ------------
                  Contract identified or required to be identified herein is in full force and effect and is valid and enforceable in accordance with its terms.

                  (g) Except as set forth on Exhibit 2.15:
                                             ------------

                           (i) The Company and each of its Subsidiaries is, and at all times has been, in full compliance in all material respects with all applicable terms and requirements of each Material Contract under which the Company and each of its Subsidiaries have or had any obligation or liability or by which the Company and each of its Subsidiaries or any of the assets owned or used by the Company and each of its Subsidiaries is or was bound;

                           (ii) Each other person or entity that has any obligation or liability under any Material Contract under which the Company or any of its Subsidiaries have any rights is in material compliance with all applicable terms and requirements of each such Material Contract;

                           (iii) As to acts and omissions of the Company or any of its Subsidiaries or of other persons or entities, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or any of its Subsidiaries or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; and

                           (iv) The Company and its Subsidiaries have not given to or received from any other person, at any time in the two (2) previous calendar years, any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, or default under, any Material Contract.

                  (h) There are no renegotiations of or attempts to renegotiate any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Material Contracts with any person or entities and no such person or entity has made written demand for such renegotiation.

                  (i) The Material Contracts relating to the sale, design, manufacture or provision of products or services by the Company and its Subsidiaries have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person or entity, or any consideration having been paid or promised, that is or would be in violation of any law.

                  (j) Except as set forth on Exhibit 2.15, the Company and
                                             ------------
                  its Subsidiaries have not been notified (orally or in writing) that any customer desires to return any product ordered or has failed to pay (or indicated an intent not to pay) for any products or services ordered.

2.16 TAXES.
     -----

         2.16.1 DEFINITION. "Tax" shall mean any tax or liability imposed or
                ----------
         collected by any governmental entity, including specifically, but without limiting the generality of the foregoing, federal, state, county, local and foreign income, profits, franchise, gross receipts, payroll, sales, use, employment, excise, value-added, withholding, real estate and other taxes, duties or assessments, together with any related interest, penalties and similar additions and any secondary or indirect tax liability.

         2.16.2 RETURNS. The Company and each of its Subsidiaries have duly
                -------
         and accurately prepared and filed any and all Tax returns and reports required by federal, state, local and foreign taxing authorities and all Taxes reflected thereon have been paid. The Company and each of its Subsidiaries have paid any and all Taxes, license fees and other charges levied, assessed or imposed upon the business or any of the property of the Company and each of its Subsidiaries, except those which are not yet due and payable. The Company and each of its Subsidiaries have maintained adequate accruals and reserves for any and all projected or deferred Taxes and such amounts have been appropriately accrued for in the Financial Documents. The intercompany pricing within the Company and its Subsidiaries cannot be disputed by the Danish or any foreign tax authorities under the rules on transfer pricing. To the best of the Management Shareholders' knowledge, there are no other Taxes of any kind or character for which the Company or any of its Subsidiaries is or may be liable which are now past due or delinquent or which are unpaid and unaccrued for on the Financial Documents (for the periods specified therein).

         2.16.3 EXAMINATIONS. To the best of the Management Shareholders'
                ------------
         knowledge, there is no current, pending or threatened audit, examination, investigation, demand or assessment with respect to the Company or any of its Subsidiaries or any Tax for which the Company or any of its Subsidiaries is or may be liable or has filed a return. To the best of the Management Shareholders' knowledge, no assets of the Company or any of its Subsidiaries are subject to any encumbrance arising from any Tax, other than any liens provided under applicable law prior to the time that the related Tax is due and payable. To the best of the Management Shareholders' knowledge, the Company and its Subsidiaries have not entered any agreement, settlement, extension of statute of limitations or compromise of any Tax matter. To the best of the Management Shareholders' knowledge, the Company and each of its Subsidiaries have not granted any person a power of attorney with respect to any Tax matter.

         2.16.4 EMPLOYEES. To the best of the Management Shareholders'
                ---------
         knowledge, the Company and each of its Subsidiaries have withheld and paid all applicable income, payroll, employment, unemployment, social security and other taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, agent, creditor, independent contractor, stockholder or third party, and has properly reported such amounts.

2.17 GUARANTEES. Except as described in Exhibit 2.17, the Company has no
     ----------                         ------------
liability to any person as a guarantor, surety, co-signer, endorser, co-maker, indemnitor or obligor, and no

Shareholder or any other person or entity has guaranteed or provided collateral for any obligation of the Company or any Subsidiary.

2.18  EMPLOYEES AND EMPLOYEE BENEFIT PLANS.
      ------------------------------------

         2.18.1 EMPLOYEES. Attached hereto as Exhibit 2.18.1 is a list of
                ---------                     --------------
         all the Company's and its Subsidiaries' employees (the "Employees"), each Employees' current rate of pay, original date of hire and severance pay, whether absolute or contingent. To the best of the Management Shareholders' knowledge, Exhibit 2.18.1 also
                                                    --------------
         indicates which Employees are represented by any labor organization and are a party to any collective bargaining agreement. To the best of the Management Shareholders' knowledge, there are no existing or threatened labor disputes relating to the Company or any of its Subsidiaries or the business of the Company and its Subsidiaries.

         2.18.2 EMPLOYEE AGREEMENTS. Except as disclosed on Exhibit 2.18.2,
                -------------------                         --------------
         to the best of the Management Shareholders' knowledge, no Employee or director of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such Employee or director and any other person that in any way materially and adversely affects or will affect (i) the performance of his duties as an Employee or director of the Company or any of its Subsidiaries, or (ii) the ability of the Company or any of its Subsidiaries to conduct the business, including any proprietary rights agreement with the Shareholders by any such Employee or director.

         2.18.3 EMPLOYEE BENEFIT PLANS. To the best of the Management
                ----------------------
         Shareholders' knowledge, Exhibit 2.18.3 contains a complete and
                                  --------------
         accurate list of all welfare benefit plans and employee benefit plans including pension, profit sharing, retirement, bonus or deferred compensation plans or similar obligations applicable to the Company's and its Subsidiaries' Employees ("Plans"), and indicates whether the Company or any of its Subsidiaries makes or is required to make any contributions to the Plans. The Management Shareholders have delivered to Buyer true and complete copies of all the Plans listed on Exhibit 2.18.3. To the best of the
                                 --------------
         Management Shareholders' knowledge, the Company and its Subsidiaries and the Plans have complied at all times since the Plans' inceptions, both as to form and operation, with all applicable laws, regulations, orders, judgments, decrees, rules and guidance regarding such Plans. No present Employees or former employees are entitled to a pension or the like from the Company or its Subsidiaries other than as stated in Exhibit 2.18.3. No
                                                  --------------
         resigned employee or employee under notice is or claims to be entitled to any compensation or damages from the Company and its Subsidiaries as a result of termination of employment.

         2.18.4 COMPLIANCE. To the best of the Management Shareholders'
                ----------
         knowledge, the Company and its Subsidiaries are and have been in compliance in all material respects with all laws, rules and regulations involving wages or hours of employees; and all accrued obligations of the Company and its Subsidiaries relating to the Employees and all former employees of the Company and its Subsidiaries, whether arising by operation of law, by contract or by past service, including, but not limited to all vacation benefits, unemployment compensation benefits, profit sharing or retirement benefits, health and other welfare benefits, or social security benefits, have been satisfied, or will be satisfied by Company and its Subsidiaries prior to the Closing Date or are reflected as accruals on the Company's financial statements as of December 31, 2004.

2.19 EMPLOYMENT, AGENCY AND INDEPENDENT CONTRACTOR AGREEMENTS. To the best
     --------------------------------------------------------
of the Management Shareholders' knowledge, Exhibit 2.19 contains a complete
                                           ------------
and accurate list of all written employment, collective bargaining and other labor contracts (or oral employment contracts other than those terminable at will) of the Company and its Subsidiaries as well as all confidentiality or non-disclosure agreements, non-solicitation commitments, covenants not to compete, guaranties of compensation or other agreements which the Company or any of its Subsidiaries has entered into or otherwise become bound or subject to (including oral agreements) with respect to its employees, agents and/or independent contractors. The Management Shareholders have delivered to Buyer true and complete copies of all the agreements listed on Exhibit
                                                                  -------
2.19.
----

2.20 REAL ESTATE. Except as disclosed on attached Exhibit 2.20, the Company
     -----------                                  ------------
and its Subsidiaries own no other real estate and have or own no other interest in any real estate.

2.21 COMPLIANCE WITH LAWS. To the best of the Management Shareholders'
     --------------------
knowledge, the Company and its Subsidiaries have complied and comply in all material respects with all statutes, regulations and other legislation relating to its operations - including legislation on labor market, equal rights, environment, working environment, planning, building, fire, marketing, personal data, competition, companies, taxation and book-keeping and EU legislation in force - and all terms and conditions laid down by the authorities pursuant to such legislation. No applicable statutes, regulations and other legislation, and no terms and conditions laid down by the authorities prescribe any duty for the Company and its Subsidiaries to change existing conditions which will cause any material expenses or inconvenience. There are no pending cases in which authorities have disputed the Company and its Subsidiaries' compliance in any material respect with statutes, regulations or other legislation, including EU legislation. The Company and its Subsidiaries have duly filed all reports with public authorities, including the customs and tax authorities, required by the current rules, and that such reports have been free from errors and omissions other than negligible errors and omissions. The Company and its Subsidiaries have not failed to make any notification under competition legislation or EU legislation, and no such notification have been filed. Furthermore, the Company has not been notified of any third party claims that the Company and its Subsidiaries have violated any rules of law, regulations or other legislation, including EU legislation.

2.22 INVESTMENTS. Except as disclosed on attached Exhibit 2.22 or with
     -----------                                  ------------
respect to Company Plan investments, to the best of the Management Shareholders' knowledge, the Company does not own any other stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity; and the Company and its Subsidiaries do not have an agreement or right to acquire, directly or indirectly, any equity interest or investment in any third party and are not subject to any obligation or requirement to provide funds to or make an investment in any third party.

2.23 INTELLECTUAL PROPERTY. The term "Intellectual Property" includes all
     ---------------------
intellectual property and technology owned, utilized or licensed by the Company or any of its Subsidiaries, including, but not limited to, computer software and programs, software in progress, computer operating systems and applications, know-how, patents, patent applications, trade names, registered and unregistered trademarks and service marks and any applications therefor, copyrights, whether registered or unregistered, copyright registrations and applications for any of the foregoing, trade secrets or other confidential proprietary information. To the best of the Management Shareholders' knowledge, Exhibit 2.23 contains an
                                                    ------------
accurate and complete list of (i) all Intellectual Property, and (ii) all licenses or similar agreements or arrangements to which the Company or any of its Subsidiaries is a party as licensee of the Intellectual Property, including without limitation any licenses, sublicenses and other agreements pursuant to which Company or any of its Subsidiaries is authorized to use any third party software ("Third Party Intellectual Property"). The Management Shareholders shall cause the Company to take all actions reasonably necessary to ensure that Buyer is granted the rights to use any Third Party Intellectual Property on the same terms and conditions available to Company or any of its Subsidiaries on or before the Closing Date. To the best of the Management Shareholders' knowledge, except as specifically disclosed on Exhibit 2.23:
             ------------

                  (a) Company and the Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use the Intellectual Property free and clear of any Encumbrances (excluding license obligations and lease obligations). All charges and fees concerning applications for or registered Intellectual Property Rights of the Company and its Subsidiaries, cf. Exhibit 2.23, have been duly paid.
                                    ------------

                  (b) No claim or action with respect to the Intellectual Property or Third-Party Intellectual Property (to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property by or through Company or any of its Subsidiaries) has been asserted or is pending or threatened by any person or entity, nor are there any valid grounds for any claims (i) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Company or any of its Subsidiaries infringes on any right of any third party; (ii) regarding infringement, or misappropriation or misuse with regards to any Intellectual Property; (iii) against the use by Company or any of its Subsidiaries of any Intellectual Property; (iv) challenging the ownership, validity or effectiveness of Intellectual Property; or (v) challenging Company's or any Subsidiary's license or legally enforceable right to use in any manner whatsoever any Third-Party Intellectual Property. The Company and each of its Subsidiaries will not be, as a result of the execution and delivery of this Agreement by the Shareholders or the performance of Shareholders' obligations hereunder, in material violation of any Intellectual Property license, sublicense or agreement.

                  (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property by any employee of or consultant to or former employee of or consultant to Company or any of its Subsidiaries or by any third party.

                  (d) The Intellectual Property, other than any Third-Party Intellectual Property, was developed entirely by the employees or consultants to Company or its

                  Subsidiaries during the time they were employed by Company or its Subsidiaries and such Intellectual Property does not include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed by Company or its Subsidiaries, nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property of any other person or entity.

                  (e) The Company and each of its Subsidiaries have taken all reasonable precautions up through the Closing Date to preserve and defend the Intellectual Property. Every employee of and consultant to the Company and each of its Subsidiaries involved in product development for the Company and each of its Subsidiaries have executed an invention and proprietary rights assignment agreement in favor of the Company or its Subsidiaries.

2.24 RESTRICTIVE DOCUMENTS. To the best of the Management Shareholders'
     ---------------------
knowledge, neither the Company, any of its Subsidiaries, nor any Shareholder is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, order, judgment or decree, or any law, rule, ordinance or regulation, or any other restriction of any other kind or character which (i) adversely affects the business or practices, operations or conditions of the Company or any of its Subsidiaries or any of their assets or property, (ii) prevents consummation of the transactions contemplated by this Agreement, compliance by the Shareholders with the terms, conditions and provisions hereof or the continued operation of the Company's and its Subsidiaries' business after the Closing Date on substantially the same basis as previously operated, or
(iii) restricts the ability of the Company or any of its Subsidiaries to acquire any property or conduct any business in any area.

2.25 RESIGNATION. For purposes hereof, "Key Employee" shall mean any Company
     -----------
or Subsidiary employee whose total compensation during the prior year exceeds $75,000. No Key Employee of the Company or any Subsidiary has resigned since January 1, 2005 and, to the best of the Management Shareholders' knowledge, no Key Employee plans to retire or resign during the twelve-month period following the Closing Date or otherwise be unavailable as an employee of the Company or any Subsidiary at compensation substantially similar to such employee's present rate of compensation.

2.26 BANK ACCOUNTS AND POWERS OF ATTORNEY. Exhibit 2.26 is an accurate and
     ------------------------------------  ------------
complete list showing (i) the name and address of each bank or similar organization in which the Company or any of its Subsidiaries has an account or safe deposit box, the number of such account or any such box, and the name of persons authorized to draw thereon or to have access thereto; and
(ii) the names of all persons, if any, holding power of attorney from the Company and a summary statement of the terms thereof.

2.27 ACCOUNTS RECEIVABLE. To the best of the Management Shareholders'
     -------------------
knowledge, all accounts receivable of the Company that are reflected on the Financial Documents (the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.

2.28 LICENSES, PERMITS AND AUTHORIZATIONS. To the best of the Management
     ------------------------------------
Shareholders' knowledge, Exhibit 2.28 contains a complete and accurate list
                         ------------
of all licenses, franchises, permits and other governmental authorizations held by the Company and its Subsidiaries (the "Licenses"). To the best of the Management Shareholders' knowledge, the Licenses are valid, and the Company and its Subsidiaries have not received any written notice that any License is to be cancelled, terminated or not renewed. To the best of the Management Shareholders' knowledge, the Licenses are all of the licenses, permits and authorizations that are required by law for the operation of the business of the Company and its Subsidiaries. To the best of the Management Shareholders' knowledge, except as disclosed on Exhibit 2.28, all Licenses
                                                ------------
will continue to be in full force and effect immediately after consummation of the transactions contemplated by this Agreement.

2.29 RELATED PARTY TRANSACTIONS. To the best of the Management Shareholders'
     --------------------------
knowledge, other than as specified on Exhibit 2.29, as of the Closing Date,
                                      ------------
there will be no contracts between or loans to or from the Company or any of its Subsidiaries and (i) any Shareholder, (ii) any of the Company's or its Subsidiaries' officers or directors, or (iii) any of their affiliates.

2.30 INVENTORY. To the best of the Management Shareholders' knowledge,
     ---------
except as disclosed on Exhibit 2.30, the inventory of the Company consists
                       ------------
of items of a quality and quantity usable or salable in the normal course of business and, if salable, are salable in the ordinary course at a price not less than the book value amounts therefor. Any inventory which is obsolete or which is below standard quality has been written down to reliable market value or aggregate reserves have been provided therefor.

2.31 ENVIRONMENTAL COMPLIANCE AND HAZARDOUS WASTE.
     --------------------------------------------

         2.31.1 DEFINITIONS. The following terms shall have the following
                -----------
         meanings:

                  (a) ENVIRONMENTAL LAWS. "Environmental Laws" shall mean
                      ------------------
                  and include any applicable EU, Danish, any other nationality applicable to the Company's Subsidiaries or local statute, regulation or ordinance related to human health or the environment including, without limitation, any law, regulation or ordinance concerning the protection and preservation of natural resources, air, water, noise or soil pollution or contamination, or "Hazardous Materials" use, generation, storage or disposal.

                  (b) HAZARDOUS MATERIALS. "Hazardous Materials" shall mean
                      -------------------
                  and include asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products or other pollutants, contaminants, chemicals, materials or substances defined as "hazardous waste," "hazardous substance," "hazardous constituent," "solid waste," or "toxic substance" or otherwise as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, any Environmental Law.

                  (c) REAL PROPERTY. "Real Property" shall mean all real
                      -------------
                  property owned or leased by the Company or any of its Subsidiaries, including the real property leased by the Company or any of its Subsidiaries as listed on Exhibit
                                                                  -------
                  2.12.
                  ----

         2.31.2 SPECIFIC REPRESENTATIONS. To the best of the Management
                ------------------------
         Shareholders' knowledge, except as provided on attached Exhibit
                                                                 -------
         2.31 hereto:
         ----

                  (a) No Hazardous Materials are located on, in, about or under any of the Real Property and none of the Real Property has ever been utilized for the storage, manufacture, disposal, handling, transportation or use of any Hazardous Materials.

                  (b) All permits, licenses and similar authorizations and approvals necessary or required under all Environmental Laws, including those for any Hazardous Materials stored, used or manufactured within or on any of the Real Property, have been obtained, are being complied with and are in full force and effect, and the Company, its Subsidiaries and the Shareholders have complied with all other reporting, filing and other requirements under the Environmental Laws.

                  (c) There are no existing and no proposed, threatened or pending investigations, administrative proceedings, litigation, regulatory hearings or other actions concerning any of the Real Property alleging noncompliance with or violation of any Environmental Law or relating to any required environmental permits or licenses.

                  (d) None of the Real Property is listed or registered as a hazardous waste site or listed in any other list, schedule, log, inventory or record of hazardous waste sites maintained by any applicable EU, Danish, any other nationality applicable to the Company's Subsidiaries or local agency.

                  (e) All reports and investigations commissioned or otherwise received by the Company, its Subsidiaries or any Shareholder concerning any of the Real Property and relating to Hazardous Materials have been disclosed to Buyer.

                  (f) There are not now, nor have there ever been, any aboveground or underground storage tanks located on, in or under any of the Real Property.

                  (g) There are not now, nor have there ever been, any wells located on any of the Real Property.

                  (h) There are no other existing or potential liabilities or claims of any kind or character, whether known or unknown, whether definite, contingent or otherwise, for which the Company, its Subsidiaries, any Shareholder or any owner or occupant of any of the Real Property is or may be liable or responsible arising from the violation of any Environmental Law.

2.32 PRODUCT LIABILITY. To the best of the Management Shareholders'
     -----------------
knowledge, except as disclosed on Exhibit 2.32 attached hereto, no defect or
                                  ------------
deficiency exists in any of the products or services which have been sold or licensed by Company or any of its Subsidiaries which could give rise to any material liabilities or claims for product liability.

2.33 CUSTOMERS AND SUPPLIERS. To the best of the Management Shareholders'
     -----------------------
knowledge, no customers or suppliers of the Company or its Subsidiaries intend to cease purchasing from, selling to or dealing with Company or any of its Subsidiaries, nor has any information been brought to the attention of the Management Shareholders which might reasonably lead the Management Shareholders to believe that any of Company's or its Subsidiaries' customers or suppliers intend to alter in any material respect their purchases from, sales to or dealings with the Company or any of its Subsidiaries or would alter in any material respect their purchases from, sales to or dealings with the Buyer in the event of the consummation of the transactions contemplated hereby.

2.34 INSOLVENCY. To the best of the Management Shareholders' knowledge, no
     ----------
insolvency proceeding of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Company or any of its Subsidiaries or the Shares is pending or threatened. To the best of the Management Shareholders' knowledge, the Company and its Subsidiaries have adequate liquidity to fund their respective cash requirements for the foreseeable future without incurring additional Indebtedness except in the ordinary course of business consistent with past practices or require support from Buyer.

2.35 WARRANTY. Except as set forth on attached Exhibit 2.35, to the best of
     --------                                  ------------
the Management Shareholders' knowledge, the Company and its Subsidiaries have not made or given any express warranty or guaranty with respect to any products or services manufactured, sold or provided by the Company or any of its Subsidiaries, and the Company and its Subsidiaries have made adequate reserve to cover all warranty cost or expense on the Company's financial statements as of December 31, 2004.

2.36 DISTRIBUTION OF THE LOAN AND PURCHASE PRICE, CANCELLATION OF THE
     ----------------------------------------------------------------
WARRANTS AND BONDS AND REPAYMENT OF MEZZANIN LOAN AS OF CLOSING DATE. As of
--------------------------------------------------------------------
the Closing Date, the proceeds from the Loan referenced in paragraph 7.6 and the Initial Stock Payment received by the Shareholders on the Closing Date shall simultaneously be distributed as required under paragraphs 7.6 and 1.4.1, and all the Warrants and Bonds will be either exercised or converted into shares of the Company's common stock, repaid in full and/or cancelled and the Mezzanin Loan, including any expenses and fees associated with the Mezzanin Loan, will be repaid in full and cancelled. No Warrants or Bonds will be outstanding and no further obligations under the Mezzanin Loan will exist as of the Closing Date as discussed above.

2.37 DSD HOLDING A/S. In connection with the Division as defined under
     ---------------
paragraph 1.1.1, the Management Shareholders represent that the Division is a separate transaction from, and does not negatively affect, the transactions contemplated by this Agreement other than as described under
Exhibit 2.11. Further, the Management Shareholders represent that either no
------------
Claims have been filed in connection with the Division or, if Claims have been filed, all Claims that have been filed have been paid in full and settled; and the Management Shareholders represent that they do not expect any Claims, or if Claims have been filed, that any additional Claims, will be filed.

2.38 EXHIBITS, ETC. The Exhibits attached hereto are integral parts of this
     -------------
Agreement and constitute representations and warranties of the Management Shareholders to Buyer. Such Exhibits have been prepared in English and in U.S. Dollars. The Managing Shareholders shall have the obligation to amend the Exhibits as necessary to reflect current and accurate information as of the Closing Date as such Exhibits shall be deemed to have been repeated and reaffirmed, as amended, at the Closing. The Exhibits, as amended, shall survive consummation of the purchase and sale contemplated by this Agreement. Each representation and warranty of the Management Shareholders in this Agreement shall have independent force and effect, and shall not be affected by any other representation or warranty in this Agreement except by specific reference; provided, however, that a disclosure of a given item on one Exhibit shall be deemed made for purposes of all Exhibits, and it shall not be necessary to repeat the disclosure of a given item on multiple Exhibits.

2.39 BROKER OR FINDER. No person or persons assisted in or brought about the
     ----------------
negotiation of this Agreement in the capacity of broker or agent or finder on behalf of the Shareholders.

2.40 DISCLOSURE. No representation or warranty of the Management
     ----------
Shareholders in this Agreement and no statement contained in this Agreement or in any document delivered or to be delivered pursuant hereto contains or will contain an untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein contained, in light of the circumstances under which made, not misleading; it being understood that as used in this subparagraph "material" means material to any individual statement or omission and in the aggregate as to all statements and omissions. It is understood and acknowledged that Buyer has been afforded the opportunity to and has inspected the books and records of the Company; provided, however, this does not restrict the scope or effect of any representation, warranty or covenant of the Management Shareholders hereunder.

2.41 RELIANCE. The foregoing representations, warranties and covenants are
     --------
made jointly and severally by the Management Shareholders with the knowledge and expectation that Buyer is relying thereon. The foregoing representations, warranties and covenants, together with any and all other representations, warranties and covenants contained in this Agreement, shall be deemed to have been repeated and reaffirmed at and as of the Closing Date and shall survive consummation of the purchase and sale contemplated by this Agreement.

                                 ARTICLE 3.

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER
             --------------------------------------------------

In connection with and as an inducement to the Shareholders to enter into and be bound by the terms of this Agreement, Buyer hereby represents, warrants and covenants to the Shareholders as follows:

3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing
    ------------
and in good standing under the laws of the State of Delaware.

3.2 AUTHORITY. Buyer has full power and authority to enter into, execute and
    ---------
deliver this Agreement and to consummate the transactions contemplated hereby and any instruments or agreements required herein. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer according to its terms, enforceable against Buyer in accordance with its terms. The execution of this Agreement by Buyer has been duly authorized by the Board of Directors of Buyer.

3.3 NO VIOLATION. Neither the execution and delivery by Buyer of this
    ------------
Agreement, the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will:

         3.3.1 Violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer;

         3.3.2 Violate or constitute a default under or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets are bound except as has been duly and validly waived, consented to or approved of by the other parties to such agreement or instrument; or

         3.3.3 Violate any statute or law or any judgment, order, decree, regulation or rule of any court or governmental authority applicable to Buyer.

3.4 ACQUISITION OF SHARES. Buyer is acquiring the Shares for its own account
    ---------------------
and not to offer or sell the Shares as part of a public distribution, and Buyer is not participating, directly or indirectly, in an underwriting of any such public distribution. Buyer is aware that state and federal securities laws impose restrictions on transferability of the Shares and Buyer agrees to comply with such restrictions.

3.5 ADSX SHARES. Upon issuance to the Shareholders pursuant to paragraph
    -----------
1.4.1 of this Agreement, the ADSX Shares delivered to the Shareholders at Closing shall have been duly authorized, duly and validly issued and fully paid and nonassessable.

3.6 BROKER OR FINDER. No person or persons assisted in or brought about the
    ----------------
negotiation of this Agreement in the capacity of broker or agent or finder on behalf of Buyer.

3.7 DISCLOSURE. No representation or warranty by Buyer in this Agreement and
    ----------
no statement contained in this Agreement or in any other document delivered or to be delivered pursuant hereto contains or will contain an untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein contained, in light of the circumstances under which made, not misleading; it being understood that as used in this subparagraph "material" means material to any individual statement or omission and in the aggregate as to all statements and omissions.

3.8 RELIANCE. The foregoing representations, warranties and covenants are
    --------
made by Buyer with the knowledge and expectation that the Shareholders are relying thereon. The foregoing representations, warranties and covenants, together with any and all other representations, warranties and covenants contained in this Agreement, shall be deemed to have been repeated and reaffirmed at and as of the Closing Date and shall survive consummation of the purchase and sale contemplated by this Agreement.

                                 ARTICLE 4.

                         OPERATIONS PENDING CLOSING
                         --------------------------

The Management Shareholders hereby represent, warrant and covenant to and agree with Buyer that, from the date hereof to the Closing Date or the termination of this Agreement, the Management Shareholders shall not cause or allow the Company or any of its Subsidiaries to:

4.1 Fail to carry on its business in substantially the same manner as now being conducted;

4.2 Fail to pay all liabilities in the ordinary course of business as due;

4.3 Except in the ordinary course of business, sell, transfer, lease, mortgage, pledge or otherwise dispose of or encumber any of the Company's or its Subsidiaries' assets or cancel any of the Company's or its Subsidiaries' claims, unless prior written approval is given by the Buyer;

4.4 Fail to maintain and preserve the Company's and its Subsidiaries' business, organization and goodwill and its existing relationships with its respective customers and others having business relationships with them;

4.5 Incur any obligation or liability or enter into any transaction except in the ordinary course of the Company's and its Subsidiaries' business, unless prior written approval is given by the Buyer;

4.6 Fail to maintain in full force and effect the Company's and its Subsidiaries' corporate existence, rights, licenses and franchises;

4.7 Pay or commit to pay any salary, fee or other compensation at a rate in excess of that prevailing on December 31, 2004;

4.8 Fail to maintain all existing policies of insurance with respect to the Company or any of its Subsidiaries in their present form and with their present coverage;

4.9 Enter into any employment, agency or other contract or agreement with respect to the performance of personal services which is not terminable by the Company or its Subsidiaries without liability, on thirty (30) days or less notice, unless prior written approval is given by the Buyer;

4.10 Utilize any employment agency, placement service or similar service for the purpose of employing any personnel where the Company or any of its Subsidiaries will be obligated to pay any fee or commission for such service, unless prior written approval is given by the Buyer;

4.11 Fail to comply with any law, rule, regulation or final order applicable to the Company or any of its Subsidiaries;

4.12 Pay or commit to pay any bonus or other incentive compensation to any of the Company's or any of the Subsidiary's officers, directors or employees;

4.13 Settle, dismiss or otherwise compromise in any manner any action, proceeding or suit listed on Exhibit 2.14; or
                             ------------

4.14 Make any capital expenditure or commitment for capital expenditures in excess of $25,000, unless prior written approval is given by the Buyer.

The Management Shareholders will promptly notify Buyer of any material change in the business, operations or financial condition of the Company or any of its Subsidiaries.

                                 ARTICLE 5.

                       CONDITIONS PRECEDENT TO CLOSING
                       -------------------------------

5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS. All of the
    -------------------------------------------------------
agreements and obligations of the Shareholders under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived, in whole or in part, in writing by the Shareholders:

         5.1.1 PERFORMANCE AND COMPLIANCE. Buyer shall have performed and
               --------------------------
         complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date, and all of the representations and warranties of Buyer under this Agreement shall be true and correct in all material respects as of the Closing Date.

         5.1.2 NO TERMINATION. No party to this Agreement shall have
               --------------
         terminated this Agreement as permitted herein.

Satisfaction or waiver of any or all of the above conditions precedent shall not in any manner reduce the scope of the representations, warranties and covenants made by Buyer elsewhere in this Agreement or the right and ability of the Shareholders to be indemnified for any misrepresentation, inaccurate warranty or unfulfilled covenant.

5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All of the agreements and
    --------------------------------------------
obligations of Buyer under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived, in whole or in part, in writing by Buyer:

         5.2.1 PERFORMANCE AND COMPLIANCE. The Shareholders shall have
               --------------------------
         performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by the Shareholders on or prior to the Closing Date, and all of the representations and warranties of the Shareholders under this Agreement shall be true and correct in all material respects as of the Closing Date.

         5.2.2 NO TERMINATION. No party to this Agreement shall have
               --------------
         terminated this Agreement as permitted herein.

         5.2.3 OPINION OF THE SHAREHOLDERS' COUNSEL. Buyer and its counsel
               ------------------------------------
         shall have been furnished with an opinion of legal counsel substantially in the form provided on attached Exhibit 5.2.3
                                                        -------------
         ("Opinion of the Shareholders' Counsel").

         5.2.4 EMPLOYMENT AGREEMENTS. The Company and the Key Employees
               ---------------------
         shall each have executed and delivered to Buyer their respective employment agreement substantially in the form attached hereto as
         Exhibit 5.2.5-1 or Exhibit 5.2.5-2 (the "Employment Agreements").
         ---------------    ---------------

         5.2.5 LEASE AGREEMENT. Buyer and L. Nordfjeld shall have entered
               ---------------
         into a mutually acceptable lease agreement for the Company's leased premises that shall replace the existing lease with respect to these premises (the "Lease Agreement").

         5.2.6 PERSONAL GUARANTEES. Buyer shall have been furnished evidence
               -------------------
         in form and content satisfactory to Buyer, in its sole and absolute discretion, of the release of all personal guarantees executed by the Shareholders in connection with the financing provided to the Company or any of its Subsidiaries and that the Company and its Subsidiaries have not guaranteed any obligation of any of the Shareholders (the "Guarantee Releases").

         5.2.7 CONSENTS AND APPROVALS. Buyer shall have been furnished all
               ----------------------
         third party consents and approvals in form and content satisfactory to Buyer, in its sole and absolute discretion, required by the Company to consummate the transactions contemplated hereby (the "Consents").

         5.2.8 NO CLAIM REGARDING SHARE OWNERSHIP. There must not have been
               ----------------------------------
         made or threatened by any Person any credible claim asserting that such person (a) is the holder or beneficial owner of, or has the right to acquire or obtain beneficial ownership of, any stock or other equity or ownership interest in the Company; or (b) is entitled to any portion of the Purchase Price payable for the Shares.

         5.2.9 RECEIPT OF ADSX SHARES. Buyer shall have received from ADSX
               ----------------------
         the ADSX Shares to be delivered to Shareholders pursuant to this Agreement.

         5.2.10 NO ADVERSE CHANGES. There shall have been no material
                ------------------
         adverse change since the date of the most recent Balance Sheet included within the Financial Statements in the business or the assets, except changes contemplated, permitted or required by this Agreement.

         5.2.11 NO LEGAL RESTRAINTS. No statute, rule, regulation or order
                -------------------
         of any court or administrative agency or claim of any third party shall be in effect which restrains, prohibits or otherwise interferes with any of the Shareholders consummating the transactions contemplated hereby.

         5.2.12 OUTSTANDING BANK LOANS. The lenders of certain bank loans to
                ----------------------
         the Company identified on Exhibit 5.2.12 ("Bank Loans") have either
                                   --------------
         agreed to extend the terms of such Bank Loans for a period of three years from the Closing date or agreed to permit the

         Company to reborrow any amounts repaid under the Bank Loans during the EBITDA Period on the same terms as the applicable Bank Loans.

         5.2.13 LIMITATION ON NUMBER OF ADSX SHARES ISSUED. The number of
                ------------------------------------------
         ADSX Shares to be issued shall not exceed nineteen and ninety-nine one hundredths percent (19.99%) of the outstanding Class A common stock of ADSX.

         5.2.14 DISTRIBUTION OF THE LOAN AND PURCHASE PRICE, CANCELLATION OF
                ------------------------------------------------------------
         THE WARRANTS AND BONDS AND REPAYMENT OF MEZZANIN LOAN AS OF THE
         ---------------------------------------------------------------
         CLOSING DATE. As of the Closing Date, the proceeds from the Loan
         ------------
         and the Initial Stock Payment received by the Shareholders on the Closing Date shall simultaneously be distributed as required under paragraphs 7.6 and 1.4.1 and all the Warrants and Bonds will be either exercised or converted into shares of the Company's common stock, repaid in full and/or cancelled and the Mezzanin Loan, including any expenses and fees associated with the Mezzanin Loan, will be repaid in full and cancelled. No Warrants or Bonds will be outstanding and no further obligations under the Mezzanin Loan will exist as of the Closing Date as discussed above.

         5.2.15 RECEIPT OF ADDITIONAL FINANCIAL STATEMENTS. The Buyer shall
                ------------------------------------------
         have received the Additional Financial Statements of the Company as listed on Exhibit 5.2.15, prepared in English, in U.S. Dollars, in a form reconciled to U.S. GAAP and in accordance with SEC rules and regulations together with acceptable auditor's consents so that such Additional Financial Statements can be filed by Buyer with (and accepted by) the SEC on the date of Closing.

         5.2.16 NO CLAIMS IN CONNECTION WITH THE DIVISION. No Claims have
                -----------------------------------------
         been filed in connection with the Division, or, if Claims have been filed, that all the Claims have been paid in full and have been settled.

Satisfaction or waiver of any or all of the above conditions precedent shall not in any manner reduce the scope of the representations, warranties and covenants made by the Shareholders elsewhere in this Agreement or the right and ability of Buyer to be indemnified for any misrepresentation, inaccurate warranty or unfulfilled covenant.

                                 ARTICLE 6.

                            DELIVERY OF DOCUMENTS
                            ---------------------

On the Closing Date, Buyer, as one party, and the Shareholders, as another party, shall execute and deliver to each other the following documents, instruments and agreements, together with such other documents, instruments and agreements as the other party may reasonably request to consummate the purchase and sale contemplated hereby:

6.1 BY BUYER TO THE SHAREHOLDERS. Buyer shall deliver the following to the
    ----------------------------
Shareholders:

         6.1.1 INITIAL STOCK PAYMENT. Delivery of Initial Stock Payment to
               ---------------------
         the Shareholders as required in paragraph 1.4.1.

         6.1.2 EMPLOYMENT AGREEMENTS. The Employment Agreements, duly
               ---------------------
         executed by the Company.

         6.1.3 THE LEASE AGREEMENT. The Lease Agreement, duly executed by
               -------------------
         Buyer.

         6.1.4 AUTHORIZING RESOLUTIONS. A copy, certified by the Chief
               -----------------------
         Executive Officer or Chief Financial Officer of Buyer, of the duly adopted resolutions of the Board of Directors of Buyer approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         6.1.5 CLOSING CERTIFICATE. A certificate executed by the Chief
               -------------------
         Executive Officer or Chief Financial Officer of Buyer, dated as of the Closing Date, to the effect that the representations and warranties made by Buyer in this Agreement are accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on or given as of the Closing Date and that Buyer has performed and complied with all of its covenants and obligations under this Agreement.

6.2 BY THE SHAREHOLDERS TO BUYER. The Shareholders shall deliver the
    ----------------------------
following to Buyer:

         6.2.1 SIGNATURE PAGES FOR ADDITIONAL SHAREHOLDERS. The Shareholders
               -------------------------------------------
         shall deliver to Buyer the Signature Pages of this Agreement executed by those Shareholders who were Warrant Holders and Bond Holders that choose to exercise their rights to acquire shares of the Company after the effective date of this Agreement, so that all Shareholders hereafter listed on Exhibit 1.1 to this Agreement have
                                          -----------
         become party to this Agreement.

         6.2.2 EVIDENCE OF STOCK TRANSFER. The Shareholders shall deliver to
               --------------------------
         Buyer proof that the Shares have been registered in the name of the Buyer on the stock register of the Company, so as to evidence the transfer to Buyer all rights, title and interest in and to all the shares of the issued and outstanding stock of the Company (the Shares), free and clear of all liens, encumbrances, proxies or other interests.

         6.2.3 EMPLOYMENT AGREEMENTS. The Employment Agreements, duly
               ---------------------
         executed by each of the Key Employees.

         6.2.4 THE LEASE AGREEMENT. The Lease Agreement, duly executed by L.
               -------------------
         Nordfjeld and the Company.

         6.2.5 OPINION OF THE SHAREHOLDERS' COUNSEL. Buyer and its counsel
               ------------------------------------
         shall be furnished with the Opinion of the Shareholders' Counsel in substantially the form provided on attached Exhibit 5.2.3.
                                                     -------------

         6.2.6 RESIGNATIONS. Resignations from all officers and directors of
               ------------
         the Company, and each of its Subsidiaries personally signed by such individuals.

         6.2.7 PERSONAL GUARANTEES. Buyer shall be furnished with the
               -------------------
         Guarantee Releases.

         6.2.8 CONSENTS AND APPROVALS. Buyer shall be furnished with the
               ----------------------
         Consents.

         6.2.9 AUTHORIZING RESOLUTIONS. A copy, certified by the Chief
               -----------------------
         Executive Officer or Chief Financial Officer of the Company, of the duly adopted resolutions of the Board of Directors of the Company approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         6.2.10 CLOSING CERTIFICATE. A certificate executed by the
                -------------------
         Shareholders, dated as of the Closing Date, to the effect that the representations and warranties made by Shareholders in this Agreement are substantially accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on or given as of the Closing Date and that Shareholders have performed and complied with all of their covenants and obligations under this Agreement.

                                 ARTICLE 7.

                     ADDITIONAL COVENANTS OF THE PARTIES
                     -----------------------------------

7.1 EMPLOYEES. From and after the Closing Date, the Management Shareholders
    ---------
shall use their best efforts to ensure that the Company and all of its Subsidiaries retain all of their employees as of the Closing Date and for the six (6) month period thereafter.

7.2 ALLOCATION OF RESPONSIBILITY. The Management Shareholders shall jointly
    ----------------------------
and severally bear all responsibility for, and indemnify and hold harmless Buyer from and against, any liabilities, obligations or claims resulting or arising from facts and circumstances or other occurrences related to the Company's and its Subsidiaries' business and operations on or prior to the Closing Date.

7.3 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, Buyer and the
    --------------------
Shareholders must mutually agree and will cooperate on any press release or other public announcement (including any announcement to employees) relating to the subject matter of this Agreement.

7.4 MUTUAL COOPERATION. Subsequent to the Closing Date, Buyer and the
    ------------------
Shareholders, at the request of the other, shall each execute, deliver and acknowledge all such further instruments and documents and do and perform all such other acts and deeds as may be reasonably required to consummate the transactions contemplated by this Agreement and to carry out the purpose and intent of this Agreement.

7.5 BOARD POSITION. From and after the Closing Date and until the date the
    --------------
Buyer pays the balance of the Purchase Price or Buyout Purchase Price pursuant to paragraph 1.4.3 or the Shareholders elect to exercise a Buy Back Option pursuant to paragraph 1.4.2 or elect to receive the Escrow Amount pursuant to paragraph 1.4.5, the Shareholders shall have the right to nominate one (1) person reasonably acceptable to the Buyer to be elected as a Director of the Company's Board of Directors ("Shareholder Director Designee"). The Buyer will from time to time vote or cause to be voted, at any special meeting or annual meeting of the shareholders or in connection with a solicitation of proxies or execution of written consents, all Shares of the Company's voting stock now or hereafter beneficially owned by the Buyer or over which the

Buyer now or hereafter exercises voting control, and will take or cause to be taken all other necessary or desirable actions within the Buyer's direct or indirect control, to elect the Shareholder Director Designee, remove any such Shareholder Director Designee or fill any vacancies created by the resignation or removal of any such Shareholder Director Designee, all as directed by the Shareholder Representative. The Shareholders consent to and approve the initial nomination of L. Nordfjeld as the Shareholder Director Designee.

7.6 LOAN. At Closing, Buyer shall provide to the Company up to $1,000,000 in
    ----
the form of a loan (the "Loan"). The Loan shall be due and payable on the date that is the three year and three month anniversary date of Closing and shall bear interest at the rate of the Prime Rate or Reference Rate published by Wells Fargo Bank, N.A. plus one (1%) percent or the equivalent LIBOR based amount. Interest on such loan shall be paid quarterly. The Loan shall be subordinate to the Bank Loans identified on Exhibit 5.2.12.
                                                     --------------

         The Shareholders acknowledge, understand and agree and shall cause the Company to use the proceeds of the Loan to repay all debt obligations of the Company to SFK Technology Holding A/S resulting from the Division as defined under paragraph 1.1.1; secondly for satisfying the 1st Repayment and the 2nd Repayment, as described in paragraph 1.4.1 and lastly, if any amounts remain, for additional working capital and general corporate purposes. If the Loan is not repaid in full by the Company when the Purchase Price Calculation is determined pursuant to paragraph 1.3.2, the Loan, to the extent that the Loan has not been repaid, shall be classified as Indebtedness for the purpose of the Purchase Price Calculation.

                                 ARTICLE 8.

                               INDEMNIFICATION
                               ---------------

8.1 INDEMNIFICATION BY THE MANAGEMENT SHAREHOLDERS. The Management
    ----------------------------------------------
Shareholders, (including any entity which holds the Shares on behalf of the Management Shareholders, specifically including LANO Holding ApS for L. Nordfjeld and LATO ApS for T. Jordfjeld) jointly and severally, shall indemnify and hold harmless Buyer, its affiliates and their respective officers, directors, employees, agents, successors and assigns against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties, including, without limitation, related attorney and consultant fees and expenses (hereinafter collectively a "Loss"), actually suffered or incurred by them, arising out of, relating to or resulting from (a) the breach of any representation or warranty made by the Management Shareholders in this Agreement, other than the representation under paragraph 2.1, Ownership of Shares, (b) the breach by the Management Shareholders of any of their covenants or agreements in this Agreement, (c) the misrepresentation in or omission from any certificate, exhibit, schedule, statement or other information furnished to Buyer, (d) any aspect of the operation of the Company or any of its Subsidiaries prior to the Closing Date or (e) the distributions of the Purchase Price pursuant to paragraph 1.4.1 and the final payment under paragraph 1.4.3 (all such Losses being referred to herein collectively as the "Buyer Losses").

8.2 INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders, including the
    -----------------------------------
Management Shareholders, jointly and severally, shall indemnify and hold harmless Buyer, its affiliates and their respective officers, directors, employees, agents, successors and assigns against any and all Buyer Losses actually suffered or incurred by them arising out of or resulting from the breach of the representation under paragraph 2.1, Ownership of Shares, made by the Shareholders in this Agreement.

8.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless the
    ------------------------
Shareholders, their affiliates and their respective officers, directors, employees, agents, successors and assigns against any and all Losses actually suffered or incurred by them arising out of or resulting from (a) the breach of any representation or warranty made by Buyer in this Agreement, (b) the breach by Buyer of any of its covenants or agreements in this Agreement or (c) any liability arising out of the operation of the Company by Buyer on or after the Closing Date.

8.4 NOTICE AND OPPORTUNITY TO DEFEND. For purposes of this Section 8.4, a
    --------------------------------
party seeking indemnification shall be considered the "Indemnified Party" and the party from whom indemnification is sought shall be considered the "Indemnifying Party." Each party shall promptly, and in all events within one hundred and twenty (120) days of the Management Shareholders, if the Management Shareholders are the Indemnified Party, or the Chief Executive Officer or Chief Financial Officer of the Buyer, if the Buyer is the Indemnified Party, obtaining actual knowledge thereof, notify the Indemnifying Party of the existence of any claim, demand or other matter requiring a defense to which the Indemnifying Party's obligations under this Article would apply. The Indemnified Party shall give the Indemnifying Party a reasonable opportunity to defend the claim, demand or matter at the Indemnifying Party's own expense and with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party; provided that the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense. Any such claim, demand or other matter shall not be settled or compromised without the consent of the Indemnified Party; provided, however, if the Indemnified Party does not consent to such settlement or compromise, such claim, demand or other matter shall not be settled or compromised, but the Indemnifying Party's obligation to indemnify with respect hereto shall be limited to the amount for which such claim, demand or other matter could have been settled or compromised, together with the cost of defense through the date such matter could have been settled or compromised. If the Indemnifying Party shall, within a reasonable time after receipt of notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense, and to compromise or settle, exercising reasonable business judgment, the claim, demand or other matter on behalf, for the account and at the risk of the Indemnifying Party. If the claim is one that cannot by its nature be defended solely by the Indemnifying Party (including, without limitation, any federal or state tax proceeding), the Indemnified Party shall make available, or cause to be made available, all information and assistance that the Indemnifying Party may reasonably request.

8.5 SET-OFF. Without limiting any of the other rights Buyer may have at law
    -------
or in equity to recover from the Shareholders in respect of any Buyer Loss, Buyer may set off an amount equal to the Buyer's reasonable estimate of such Buyer Loss against any payment or payments coming due or deliveries required by this Agreement including, without limitation, any delivery of additional securities or any cash payments; provided, however, to the extent that the Buyer exercises its right of set-off with respect to amounts that are ultimately determined (through litigation, arbitration, settlement or otherwise) to be due to the Shareholders, Buyer shall promptly pay to Seller such amounts, together with interest thereon at the rate of six percent (6.0%) per annum from their original due date.

8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and
    ------------------------------------------
warranties set forth in paragraph 1.1.1, Article 2 and Article 3 shall survive the Closing for a period of three (3) years from the Closing Date (the "1st Expiration Date"). In addition, the rights and obligations of the Management Shareholders to appropriately distribute the Buyout Purchase Price or the balance of the Purchase Price payment set forth in paragraphs
1.3.3 and 1.4.5 shall survive for a period of three (3) years from the date of payment of the Buyout Purchase Price or the end of the EBITDA Period, as the case may be (the "2nd Expiration Date") (The 1st Expiration Date and the 2nd Expiration Date shall be collectively referred to herein as the "Expiration Date.") Notwithstanding anything in this Article 8 to the contrary, an Indemnifying Party's indemnification obligations under Article 8 shall not terminate as of the Expiration Date with respect to any claims for indemnification to which the Expiration Date would otherwise be applicable which are asserted in writing prior to the Expiration Date and have not been finally resolved prior to the Expiration Date.

8.7 LIMITATION OF LIABILITY. Any indemnification right resulting under this
    -----------------------
Article 8, except those indemnification rights resulting from Claims described under paragraph 1.1.1 and the second sentence under paragraph 2.37, shall be subject to reaching a minimum aggregate obligation (the "Threshold") of One Hundred Thousand Dollars ($100,000) in claims, with each claim subject to a minimum obligation of Twenty Thousand ($20,000) ("Claim Threshold"), whereupon the entire aggregate amount of all obligations and liabilities in excess of One Hundred Thousand Dollars ($100,000) shall be immediately due and payable. If more than one claim exists regarding the same event in which an indemnification obligation arises, all such claims shall be aggregated to meet the Claim Threshold. By way of example, if the following claims exist (i) one claim for $85,000 in connection with a breach of the representation listed under paragraph 2.1, (ii) four claims for $5,000 each in connection with a breach of the representation listed under paragraph 2.3, (iii) one claim for $19,000 in connection with a breach of the representation listed under paragraph 2.11.1 and (iv) one claim for $5,000 in connection with a breach of the representation under paragraph 2.11.8, the claims under (i) and (ii) have each met the Claim Threshold while the claims under (iii) and (iv) have not; however, the Threshold has been met by aggregating the claims under (i) and (ii). Further, the maximum aggregate amount required to be paid to the Buyer as the Indemnified Party by the Management Shareholders as the Indemnifying Party under this Article 8, specifically pursuant to paragraph 8.1, shall not exceed 75% of that portion of the Purchase Price received by the Management Shareholders (the "Management Shareholders' Indemnification Ceiling"). Notwithstanding the foregoing, the Threshold and the Management Shareholders' Indemnification Ceiling shall not apply to any claim related to a breach of representation, warranty or covenant where the Indemnifying Party had actual knowledge of such breach at Closing and intentionally and willfully failed to disclose such breach. The maximum amount required to be paid to the Buyer as the Indemnified Party by a Shareholder, including a Management Shareholder, as the Indemnifying Party under this Article 8, specifically pursuant paragraph 8.2, shall not exceed 100% of that portion of the Purchase Price received by that Shareholder.

                                 ARTICLE 9.

                                 TERMINATION
                                 -----------

This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

9.1 By mutual written consent of the Shareholders and Buyer; or

9.2 By the Shareholders (as one party) or by Buyer (as another party) upon written notice thereof to the other party if:

         9.2.1 The purchase and sale contemplated hereby has not been consummated by a date sixty (60) days after the date of this Agreement, unless such purchase and sale has not been so consummated because of, or as a result of, any actions or failure to act on the part of the party seeking to terminate this Agreement pursuant to this Section 9.2.1; or

         9.2.2 There has been a failure by the other party to perform or comply with any material agreement, covenant or condition herein required to be performed or complied with by such other party within the time required and such failure has continued for thirty days following written notice thereof to such other party, provided, however, such cure period shall not extend beyond the expiration of the sixty (60) day period referenced in Section 9.2.1 above.

In the event of termination of this Agreement by either party pursuant to this Article 9, this Agreement shall be of no further force or effect and neither party shall have any liability to the other as a result of such termination except where such termination results from a willful and material breach of this Agreement.


                                ARTICLE 10.

                          MISCELLANEOUS PROVISIONS
                          ------------------------

10.1 NOTICES. All notices, offers, requests or other communications from
     -------
either of the parties hereto to the other shall be in writing and shall be considered to have been duly delivered or served on the date of meeting if sent by first class certified mail, return receipt requested, postage prepaid, to the party at its address as set forth below or to such other address as such party may hereafter designate by written notice to the other party:

         If to Buyer, to:

         Digital Angel Corporation
         490 Villaume Avenue
         South Saint Paul, Minnesota 55075
         Attn: Kevin N. McGrath, CEO

         With a copy to:

         Winthrop & Weinstine, P.A.
         Suite 3500
         225 South Sixth Street
         Minneapolis, MN 55402
         Attn: Philip T. Colton

         If to the Shareholders, to:

         Lasse Nordfjeld
         28 Gronnegangen
         DK-3070 Snekkersten

         With a copy to:

         Lassen Ricard
         31Amaliegade
         DK-1256 Copenhagen K
         Attn: Peter Lambert

10.2 GOVERNING LAW. Provisions of this Agreement specifically dealing with
     -------------
the Purchase Price and the issuance and registration of ADSX Shares, specifically paragraphs 1.3 (except 1.3.1(v)) and 1.4 (collectively, the "Buyer's Provisions"), shall be deemed to be a contract made under the laws of the State of Minnesota, United States and for all purposes such Buyer's Provisions shall be construed in accordance with and governed by the laws of such state, excluding any choice of laws provisions or conflict of laws principles which would required reference to the laws of any other jurisdiction. As to all other provisions of this agreement, specifically paragraph 1.3.1(v) and Articles 2, 3 and 4 (the Company's Provisions"), such Company's Provisions shall be deemed to be a contract made under the laws of Denmark and for all purposes the Company's Provisions shall be construed in accordance with and governed by the laws of such country, excluding any choice of laws provisions or conflict of laws principles which would required reference to the laws of any other jurisdiction.

10.3 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to
     --------------------------------
enforce any of the Buyer's Provisions under, or based on any right arising out of, this Agreement shall be brought against any of the parties in the Courts of the State of Minnesota, United States, Ramsey County, or the United States District Court for the District of Minnesota (collectively, the "US Courts"), and each of the parties hereto consents to the jurisdiction of such US Courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Any action or proceeding seeking to enforce any of the Company's Provisions under, or based on any right arising out of, this Agreement shall be brought against any of the parties in the Maritime and Commercial Court ("Denmark Court"), and each of the parties hereto consents to the jurisdiction of such Denmark Court (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. If a party seeks to enforce any of the Buyer's Provisions in a US Court, then such party may also seek, in good faith, enforcement of any additional Company's Provisions in the same US Court at such time with Danish law applied to such Company's Provisions as provided under paragraph 10.2. In the alternative, if a party seeks to enforce any of the Company's Provisions in a Denmark Court, then such party may also seek, in good faith, enforcement of any additional Buyer's Provisions in the same Denmark Court at such time with Minnesota law applied to such Buyer's Provisions as provided under paragraph 10.2. Process in any action or proceeding referred to in the preceding sentences may be served on any party hereto anywhere in the world.

10.4 ASSIGNMENT. No party to this Agreement may assign or transfer this
     ----------
Agreement, either directly or indirectly, without the prior written consent of the other party to this Agreement, except that Buyer may assign all or part or Buyer's interest in this Agreement to an entity controlling, controlled by or under common control with Buyer so long as Buyer retains responsibility and liability for performing its obligations under this Agreement. Unless otherwise agreed by the other party to this Agreement, any assignment of this Agreement shall not release the assignor from the duty to perform the assignor's obligations under this Agreement. This Agreement shall be binding upon, inure to the benefit of and may be enforced by and against the respective successors and permitted assigns of each of the parties to this Agreement.

10.5 SPECIFIC PERFORMANCE. The Shareholders agree that breach of this
     --------------------
Agreement by the Shareholders will cause Buyer irreparable harm for which there is no adequate remedy of law and, without limiting whatever other rights and remedies Buyer may have under this Agreement, Buyer is entitled to the remedy of specific performance to enforce this Agreement and the Shareholders consent to the issuance of an order by a court of competent jurisdiction requiring the specific performance of this Agreement by the Shareholders.

10.6 ENTIRE AGREEMENT. This Agreement expresses the whole agreement between
     ----------------
the parties with respect to the purchase and sale contemplated hereby, there being no representations, warranties or other agreements (oral or written) not expressly set forth or provided for herein.

10.7 COUNTERPARTS. This Agreement may be executed in one or more
     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8 CHANGES. Any and all agreements by the parties hereto to amend, change,
     -------
extend, revise or discharge this Agreement, in whole or in part, shall be binding upon the parties to such agreement, even though such agreements may lack legal consideration, provided such agreements are in writing and executed by the party against whom enforcement is sought.

10.9 CONSTRUCTION. Wherever possible, each provision of this Agreement and
     ------------
each related document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any related document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such related documents.

10.10 WAIVER. No failure on the part of either party to exercise, and no
      ------
delay in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

10.11 SEVERABILITY. In the event any part of this Agreement is found to be
      ------------
void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.12 TITLES AND SUB-TITLES. The titles of the paragraphs and subparagraphs
      ---------------------
are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Agreement.

10.13 NO THIRD PARTY BENEFICIARIES. This Agreement is a contract solely
      ----------------------------
among Buyer and the Shareholders. No third party beneficiaries (including, without limitation, employees and customers of the Company) are intended and none shall be inferred, and no party other than Buyer and the Shareholders may assert any right, make any claim or otherwise attempt to enforce any provision of or under this Agreement.

10.14 U.S. DOLLAR AMOUNTS. Unless otherwise specified, all dollar figures
      -------------------
contained herein refer to U.S. dollar amounts and amounts payable hereunder shall be paid in Danish Krones.

10.15 FEES AND EXPENSES. Each party shall be responsible to pay their own
      -----------------
transactional expenses incurred in connection with this Agreement, except that the Shareholder's legal fees in connection with this Agreement (and not in connection with any transaction contemplated prior to the Division as defined under paragraph 1.1.1 shall be paid by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SHAREHOLDERS:                               BUYER:

LANO Holdings ApS                           DIGITAL ANGEL CORPORATION
---------------------------------------

By: /s/ L. Nordfjeld                        By: /s/ James P. Santelli
   ------------------------------------        --------------------------------
   Its: CEO                                    Its: Vice President and CEO
       --------------------------------            ----------------------------

                                            As to Paragraph 1.4.2 and 3.5:

By: Bjarne Lehman Wey                       APPLIED DIGITAL, INC.
   ------------------------------------
   Its: President and CEO
       --------------------------------
                                            By: /s/ Scott Silverman
                                               --------------------------------
                                                Its: CEO
                                                    ---------------------------
Torsten Nordfjeld
---------------------------------------

By: /s/ Torsten Nordfjeld
   ------------------------------------
   Its: CEO
       --------------------------------

By:  _____________________
     Its: Vaekstfonden

Reservation: The Representations and Warranties in paragraph 2.1 and the indemnification in paragraph 8.2 shall be limited to Vaekstfonden's own shares and thus Vaekstfonden shall not be jointly and severally liable as set out in said clauses. Further, Vaekstfonden shall not be liable if the Representation that "the Subsidiary shares are free from any charge and encumbrance and are owned by the Company" is breached.

                              LIST OF EXHIBITS


Exhibit 1.1       Outstanding Shares

Exhibit 2.2       List of Subsidiaries

Exhibit 2.3       Capital Structure of Subsidiaries

Exhibit 2.5       Consents and Approvals

Exhibit 2.6       Financial Documents

Exhibit 2.6(A)    Cash Forecast

Exhibit 2.7       Assets

Exhibit 2.8       Subsidiary Meetings

Exhibit 2.10      Undisclosed Liabilities

Exhibit 2.11      Adverse Changes

Exhibit 2.12      Leases

Exhibit 2.13      Insurance

Exhibit 2.14      Litigation

Exhibit 2.15      Material Contracts

Exhibit 2.17      Guarantees

Exhibit 2.18.1    Employees

Exhibit 2.18.2    Employee Agreements

Exhibit 2.18.3    Employee Benefit Plans

Exhibit 2.19      Employment, Agency and Independent Contractor Agreements

Exhibit 2.20      Real Estate

Exhibit 2.22      Investments

Exhibit 2.23      Intellectual Property



Exhibit 2.26      Bank Accounts and Powers of Attorney

Exhibit 2.28      Licenses, Permits and Authorizations

Exhibit 2.29      Related Party Transactions

Exhibit 2.30      Inventory

Exhibit 2.31      Environmental Compliance and Hazardous Waste

Exhibit 2.32      Defects or Deficiencies

Exhibit 2.35      Warranties

Exhibit 5.2.3     Opinion of Shareholders' Counsel

Exhibit 5.2.6-1   Form of Employment Agreement for Lasse Nordfjeld

Exhibit 5.2.6-2   Form of Employment Agreement for Torsten Nordfjeld

Exhibit 5.2.12    Bank Loans

Exhibit 5.2.15    Additional Financial Statements



                                    -2-